Exhibit 4.1

Execution Version

DISCOVER CARD EXECUTION NOTE TRUST

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

AMENDMENT TO TERMS DOCUMENTS

LISTED ON EXHIBIT A HERETO

Dated as of March 31, 2008

to

INDENTURE SUPPLEMENT

Dated as of July 26, 2007

for the DiscoverSeries Notes

to

INDENTURE

Dated as of July 26, 2007

THIS AMENDMENT TO CERTAIN TERMS DOCUMENTS LISTED ON EXHIBIT A (the “Amendment”), by and between DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of March 31, 2008.

WHEREAS, the Issuer and the Indenture Trustee have entered into certain TERMS DOCUMENTS listed on Exhibit A (the “Terms Documents”), pursuant to Section 301(c) of the Indenture dated as of July 26, 2007, between the Issuer and Indenture Trustee, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time (the “Indenture”);

WHEREAS, each of such Terms Documents identifies the date intended to be the first Distribution Date of the Accumulation Period as the Accumulation Commencement Date, rather than the first day of the Due Period related to such Distribution Date; and

WHEREAS, pursuant to subsection 1001(c) of the Indenture, the Issuer and the Indenture Trustee desire to amend the Terms Documents to correct the Accumulation Commencement Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders:

1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the applicable Terms Documents.

2. Amendment to Class B(2007-1) Terms Document.

(a)	The definition of “Accumulation Commencement Date” is hereby amended and restated in its entirety to read as follows:

“Accumulation Commencement Date” means July 1, 2013, or such later date as the Calculation Agent on behalf of the Issuer determines in accordance with Section 4.02 of the Indenture Supplement.

3. Amendment to Class C(2007-1) Terms Document.

(a)	The definition of “Accumulation Commencement Date” is hereby amended and restated in its entirety to read as follows:

“Accumulation Commencement Date” means July 1, 2009, or such later date as the Calculation Agent on behalf of the Issuer determines in accordance with Section 4.02 of the Indenture Supplement.

4. Amendment to Class B(2007-2) Terms Document.

(a)	The definition of “Accumulation Commencement Date” is hereby amended and restated in its entirety to read as follows:

“Accumulation Commencement Date” means August 1, 2009, or such later date as the Calculation Agent on behalf of the Issuer determines in accordance with Section 4.02 of the Indenture Supplement.

5. Amendment to Class C(2007-2) Terms Document.

(a)	The definition of “Accumulation Commencement Date” is hereby amended and restated in its entirety to read as follows:

“Accumulation Commencement Date” means August 1, 2009, or such later date as the Calculation Agent on behalf of the Issuer determines in accordance with Section 4.02 of the Indenture Supplement.

3. Effect Upon the Agreement. Except as specifically set forth herein, the Terms Documents shall remain in full force and effect and are hereby ratified and confirmed.

4. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Sr. Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

[Signature Page to Amendment to Terms Documents]

EXHIBIT A

1. The Class B(2007-1) Terms Document, dated as of July 26, 2007, between the Indenture Trustee and the Note Issuance Trust.

2. The Class C(2007-1) Terms Document, dated as of July 26, 2007, between the Indenture Trustee and the Note Issuance Trust.

3. The Class B(2007-2) Terms Document, dated as of August 31, 2007, between the Indenture Trustee and the Note Issuance Trust.

4. The Class C(2007-2) Terms Document, dated as of August 31, 2007, between the Indenture Trustee and the Note Issuance Trust.